              As filed with the Securities and Exchange Commission
                               on February 4, 2005

                           Registration No. 811-09347

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM N-1A

         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                                Amendment No. 30

                            ------------------------

                         NATIONS MASTER INVESTMENT TRUST
               (Exact Name of Registrant as specified in Charter)
                             101 South Tryon Street
                               Charlotte, NC 28255
          (Address of Principal Executive Offices, including Zip Code)

                           --------------------------

       Registrant's Telephone Number, including Area Code: (800) 321-7854
                                Robert B. Carroll
                         c/o Bank of America Corporation
                            One Bank of America Plaza
                             101 South Tryon Street
                         Charlotte, North Carolina 28255
                     (Name and Address of Agent for Service)

                                 With a copy to:
                             Marco E. Adelfio, Esq.
                             Steven G. Cravath, Esq.
                             Morrison & Foerster LLP
                          2000 Pennsylvania Ave., N.W.
                             Washington, D.C. 20006

                                EXPLANATORY NOTE


         This Registration Statement has been filed by the Nations Master Investment Trust (the "Trust") pursuant to Section 8(b) of the Investment Company Act of 1940 in order to reflect changes of Trustees and Officers for certain series of the Trust. Part A (with the exception of the portion of Part A included in this filing), Part B (with the exception of Part B included in this filing) and Part C of the Registration Statement are hereby incorporated by reference, as applicable, to Amendment No. 28 and Amendment No. 29 to the Trust's Registration Statement filed on August 1, 2004 and November 17, 2004, respectively.

         Beneficial interests in the Trust are not being registered under the Securities Act of 1933 (the "1933 Act") because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may only be made by the investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act.

                         NATIONS MASTER INVESTMENT TRUST

 Nations SmallCap Value Master Portfolio, Nations Small Company Master Portfolio
                  and Nations Strategic Growth Master Portfolio
                     (Collectively, the "Master Portfolios")

                    Part A Supplement dated February 4, 2005
                to Parts A dated August 1, 2004, as supplemented

         Effective immediately, the Parts A for the Master Portfolios are hereby supplemented to expand the description of how the Master Portfolios are managed. Specifically, where the Parts A previously only identified the team responsible for each Master Portfolio's day-to-day investment decision-making, additional information is provided regarding the individual members that make up each Master Portfolio's portfolio management team. This supplement denotes this supplemental information by identifying the team that manages each Master Portfolio, the specific members that make up the team for each Master Portfolio and by providing biographical information regarding the specific members.

         The Parts A are specifically supplemented with the following information. The last sentence of the third paragraph of the section entitled "How the Master Portfolios are Managed -- Investment Adviser" is deleted and replaced with the following: "The table tells you which BACAP team, as applicable, is responsible for making the day-to-day investment decisions for each Master Portfolio and the individual members that make up the teams." In addition, the accompanying table shall be amended, as applicable, to reflect the individuals that make up the management team for each Master Portfolio as shown below and the separate disclosure section describing the professional biographies of the individual managers shall follow the table.

         In addition, all references to the portfolio management of the Master Portfolios throughout the Parts A should be read in accordance with this supplemental information, as applicable.

                        Domestic Stock Master Portfolios
                        --------------------------------

-------------------------------------------------------------------------------------------------------------
Nations Master Portfolio              Management Team                     Team Members
-------------------------------------------------------------------------------------------------------------
Nations SmallCap Value Master         BACAP's Value Strategies Team       Jarl Ginsberg, Christian
Portfolio                                                                 Stadlinger
-------------------------------------------------------------------------------------------------------------
Nations Small Company Master          BACAP's Small&MidCap Growth         Daniel Cole, Christian Pineno
Portfolio                             Strategies Team
-------------------------------------------------------------------------------------------------------------
Nations Strategic Growth Master       BACAP's Core Strategies Team        Brian Condon, Colin Moore,
Portfolio                                                                 Michael Pelosi, Sean Wilson
-------------------------------------------------------------------------------------------------------------

                     Team Members' Biographical Information
                     --------------------------------------

Daniel H. Cole, CFA
Daniel Cole, Director, is a senior equity portfolio manger for Columbia Management.(1) Mr. Cole has served as a portfolio manager dedicated to small-cap and mid-cap growth strategies, including Nations Small Company Master Portfolio, since joining BACAP in 2001. Mr. Cole may also manage other investment products for both BACAP and Columbia Management. In addition to general portfolio management responsibilities, Mr. Cole is directly responsible for investment in industries including aerospace and defense, transportation, semiconductors, biotech, medical devices, insurance, financial services and oil services. Prior to joining BACAP, he worked for Neuberger Berman as a portfolio manager and analyst on the small-cap growth team from 1999 to 2001. Mr. Cole has been in the investment community since 1993. Mr. Cole earned his bachelor's degree from Guilford College and his MBA with a concentration in Finance from Virginia Polytechnic Institute. He is a member of the North Carolina Society of Financial Analysts and former secretary of the society's board of directors. Mr. Cole has been interviewed by Bloomberg Radio and CNNfn, and has been quoted in articles in The Wall Street Journal and the journal Business North Carolina.

Brian M. Condon, CFA
Brian Condon has served as a senior vice president, portfolio manager, and the head of systematic equity research for Columbia Management since 2004. His group is responsible for developing and implementing quantitative valuation models, risk analysis, portfolio optimization and performance attribution. Mr. Condon is also co-manager of Nations Strategic Growth Master Portfolio. Mr. Condon may also manage other investment products for both BACAP and Columbia Management. Since joining Columbia Management in 1999, Mr. Condon has been a senior quantitative analyst for the Colonial New Value Team from 1999 to 2001, and the Columbia Structured Equity Team from 2001 to 2004. Mr. Condon has been in the investment community since 1993. Mr. Condon earned his bachelor's degree from Bryant College and his MS in Finance from Bentley College. He is a member of the Boston Security Analysts Society.

Jarl Ginsberg, CFA
Jarl Ginsberg is a portfolio co-manager and senior research analyst Columbia Management, responsible for Nations Small Cap Value Master Portfolio. Mr. Ginsberg may also manage other investment products for both BACAP and Columbia Management. He is responsible for research, stock selection and portfolio construction for the small-cap product. Prior to joining the Value Strategies Team in 2003, Mr. Ginsberg worked for Pilgrim, Baxter, & Associates from 2002 to 2003 as a research analyst, and BlackRock Inc. as co-manager for the mid-cap value product and analyst for the small-cap value product from 1998 to 2002. Mr. Ginsberg has been in the investment

--------
(1) Columbia Management is the primary investment management division of Bank of America Corporation. Columbia Management entities furnish investment management services and advise institutional and mutual fund portfolios. BACAP, an SEC-registered investment adviser, is part of Columbia Management and is a wholly-owned subsidiary of Bank of America Corporation.

community since 1987. Mr. Ginsberg earned his bachelor's degree in Applied Mathematics/Economics from Brown University and his MPPM in Finance from the Yale School of Management. He is a member of the New York Society of Security Analysts and is a member of CFA Institute (formerly AIMR).

Colin Moore, AIIMR
Colin Moore has been a portfolio manager and the head of active equity for Columbia Management since 2002. Mr. Moore also serves as co-manager for Nations Strategic Growth Master Portfolio. Mr. Moore may also manage other investment products for both BACAP and Columbia Management. Prior to joining Columbia Management, Mr. Moore was chief investment officer of global/international value equities, portfolio manager, and associate director of research at Putnam Investments from 2000 to 2001. While serving in this role, he personally managed $3 billion, in addition to 29 analysts and five portfolio managers. Prior to joining Putnam in 2000, Mr. Moore was director of research and chief investment officer for Rockefeller & Co. in New York and London from 1991 to 1999. Mr. Moore has been in the investment community since 1980. Mr. Moore attended the London Business School, where he completed their investment management program and is an associate by examination of the U.K. Institute of Investment Management & Research (AIIMR).

Michael R. Pelosi, CFA
Michael Pelosi is a senior portfolio manager on the Large-Cap Core Team for Columbia Management, responsible for the management of Nations Strategic Growth Master Portfolio. Mr. Pelosi may also manage other investment products for both BACAP and Columbia Management. Mr. Pelosi has served as a senior portfolio manager with the firm since 1994. Mr. Pelosi was also a member of the equity strategy group with the firm from 1995 to 2000. Mr. Pelosi has been in the investment community since 1986. He has been responsible for managing aggregate assets exceeding $1.3 billion for institutional portfolios, a collective fund and several taxable relationships. Mr. Pelosi earned his bachelor's degree and his MBA, both magna cum laude, from the University of Connecticut. He is a member of the Hartford Society of Security Analysts.

Christian F. Pineno, CFA
As managing director and senior portfolio manager of small cap strategies, Mr. Pineno has been responsible for managing the Small&MidCap Growth Strategies Team, which handles the day-to-day management of numerous small-capitalization growth portfolios for BACAP, including Nations Small Company Master Portfolio and Nations Small Company Portfolio since 1999. Mr. Pineno may also manage other investment products for both BACAP and Columbia Management. Mr. Pineno has been in the investment community since 1994. Mr. Pineno earned his bachelor's degree in Rhetoric and Communication Studies from the University of Virginia and his MBA from the College of William and Mary. He is a member of the Association for Investment Management and Research and the North Carolina Society of Financial Analysts. Mr. Pineno has contributed articles to The Wall Street Journal and Investor's Business Daily, and has made occasional guest appearances on CNNfn.

Christian K. Stadlinger, Ph.D., CFA
Christian Stadlinger has served as a senior portfolio manager since 2002, with a primary focus on managing small-cap value assets through mutual funds, as well as institutional portfolios, including Nations SmallCap Value Master Portfolio. Dr. Stadlinger may also manage other investment products for both BACAP and Columbia Management. In this role, he is responsible for all research, stock selection and portfolio construction for the fund. Prior to joining the Value Strategies Team in 2002, Dr. Stadlinger worked as a team leader and senior portfolio manager for BlackRock Inc. as a portfolio manager for the firm's domestic emerging value investment team, where for he managed small-cap and mid-cap value assets for corporate, institutional and high-net-worth clients from 1996 to 2002. Dr. Stadlinger earned his Ph.D. in Economics from Northwestern University. Dr. Stadlinger has been in the investment community since 1991.

Sean P. Wilson, CFA
Sean Wilson has served as a senior portfolio manager on the Large-Cap Core Team for Columbia Management since joining the firm in 2003. Prior to joining the firm, Mr. Wilson was managing director, director of equity research and senior portfolio manager for international and U.S. equities at Rockefeller & Company from 1995 to 2003. In these roles, he managed a team of five equity research analysts and four quantitative analysts. Mr. Wilson has been in the investment community since 1990. Mr. Wilson earned his bachelor's degree in Finance from Northeastern University.

                               NATIONS FUNDS TRUST
                            All share classes of the:
                               Money Market Funds
                                   Stock Funds
                        International/Global Stock Funds
                                   Index Funds
                        Government & Corporate Bond Funds
                              Municipal Bond Funds
                           State Municipal Bond Funds
                           Nations LifeGoal Portfolios

                                       AND

                         NATIONS SEPARATE ACCOUNT TRUST
                                 All Portfolios

                         NATIONS MASTER INVESTMENT TRUST
                              All Master Portfolios

                           (collectively, the "Funds")

                        SUPPLEMENT DATED FEBRUARY 4, 2005
TO THE STATEMENT OF ADDITIONAL INFORMATION DATED AUGUST 1, 2004, AS SUPPLEMENTED

         The Statements of Additional Information for the Funds are hereby supplemented as shown below. To the extent that any of the following disclosure modifies or is otherwise inconsistent with any disclosure provided in the current Statements of Additional Information, the disclosure in this supplement supersedes that disclosure.

   -- The following information should replace the information current disclosed under the heading "MANAGEMENT OF THE TRUST - Trustees and Principal Officers."

         The following table provides basic information about the Trustees and principal Officers of the Trust. No person shall be qualified to stand for election or appointment as a Trustee if such person has already reached the age of 72. Each Trustee shall retire from service on the Board no later than the end of the calendar year in which such Trustee reaches age 72, provided that any Trustee may continue to serve for successive annual periods thereafter upon the vote of a majority of the other Trustees.

         In the table below and throughout this section, information for Trustees who are not "interested" persons of the Trust, as that term is defined under the 1940 Act ("Independent Trustees"), appears separately from the information for the Interested Trustees. The address of each Trustee and principal Officer is: c/o Nations Funds, 101 South Tryon Street, 33rd Floor, Charlotte, NC 28255.

                           TERM OF                                              NUMBER
                           OFFICE AND                                           OF FUNDS
NAME AND AGE               LENGTH OF                                            IN FUND
POSITION HELD WITH THE     TIME         PRINCIPAL OCCUPATION(s) DURING THE      COMPLEX    OTHER DIRECTORSHIPS HELD BY
TRUSTS                     SERVED       PAST FIVE YEARS                         OVERSEEN   TRUSTEE

                                                  INDEPENDENT TRUSTEES

Edmund L. Benson, III      Indefinite   President and Treasurer, Saunders &     78         Director - Saunders &
Age: 67                    term;        Benson, Inc. (insurance)                           Benson, Inc. (insurance) and
Trustee (all Trusts)       Trustee                                                         Insurance Managers Inc.
                           (all                                                            (insurance)
                           Trusts)
                           since 1999

                           TERM OF                                              NUMBER
                           OFFICE AND                                           OF FUNDS
NAME AND AGE               LENGTH OF                                            IN FUND
POSITION HELD WITH THE     TIME         PRINCIPAL OCCUPATION(s) DURING THE      COMPLEX    OTHER DIRECTORSHIPS HELD BY
TRUSTS                     SERVED       PAST FIVE YEARS                         OVERSEEN   TRUSTEE

Edward J. Boudreau, Jr.    Indefinite   Managing Director - E.J. Boudreau &     78         Trustee - The Museum of
Age: 60                    term;        Associates (consulting), through                   Science, Boston; Advisory
Trustee (Nations Funds     Trustee      current; Chairman and Chief Executive              Board Member - Perennial
Trust only)                (Nations     Officer - John Hancock Funds (mutual               Capital Advisors
                           Funds Trust  funds), from 1989 to 2000
                           only) since
                           January 2005

William P. Carmichael      Indefinite   Retired; Senior Managing Director -     79         Director - Cobra Electronics
Age: 61                    term;        The Succession Fund (a company formed              Corporation (electronic
Trustee and Chairman of    Trustee      to advise and buy family owned                     equipment manufacturer),
the Board (all Trusts)     (all Trusts) companies), from 1998 to April 2001                Rayovac Corp. (batteries)
                           since 1999                                                      (apparel); and Chairman of
                                                                                           the Board and Director -
                                                                                           Hatteras Income Securities,
                                                                                           Inc. ("Hatteras")

William H. Grigg           Indefinite   Retired; Chairman Emeritus, since       79         Director  - The Shaw Group,
Age: 72                    term;        July 1997, Chairman and Chief                      Inc., Kuhlman Electric Corp.
Trustee (all Trusts)       Trustee      Executive Officer, to July 1997 -                  (transformer manufacturer),
                           (all Trusts) Duke Power Co.                                     Faison Enterprises (real
                           since 1999                                                      Piedmont Natural Gas;
                                                                                           Director and Vice Chairman -
                                                                                           Aegis Insurance Services,
                                                                                           Ltd. (a mutual fund
                                                                                           insurance company in
                                                                                           Bermuda); and Director -
                                                                                           Hatteras

William A. Hawkins         Indefinite   President, Retail Banking - IndyMac     78         Vice Chairman - San Gabriel
Age: 62                    term;        Bancorp, Inc., from September 1999 to              Valley Red Cross; Director -
Trustee (Nations Funds     Trustee      August 2003                                        Leadership Pasadena and
Trust only)                (Nations                                                        Operation Hope; and Trustee
                           Funds Trust                                                     - The Chandler School
                           only) since
                           January 2005

R. Glenn Hilliard          Indefinite   Chairman and Chief Executive Officer    78         Director - Conseco, Inc.
Age: 61                    term;        - Hilliard Group LLC (investing and                (insurance), Alea Group
Trustee (Nations Funds     Trustee      consulting), from April 2003 through               Holdings (Bermuda), Ltd.
Trust only)                (Nations     current; Chairman and Chief Executive              (insurance), Piedmont
                           Funds Trust  Officer - ING Americas, from 1999 to               Medical Center, and High
                           only) since  April 2003; and Executive Chairman -               Museum of Art, Atlanta; and
                           January 2005 Conseco, Inc. (insurance), from                    President and Director -
                                        September 2004 through current                     Clemson University Foundation

Thomas F. Keller           Indefinite   R.J. Reynolds Industries Professor of   79         Director - Wendy's
Age: 73                    term;        Business Administration - Fuqua                    International, Inc.
Trustee (all Trusts)       Trustee      School of Business, Duke University,               (restaurant operating and
                           (all         since July 1974; Dean - Fuqua School               franchising), Dimon, Inc.
                           Trusts)      of Business Europe, Duke University,               (tobacco) and Biogen, Inc.
                           since 1999   from July 1999 to June 2001                        (pharmaceutical
                                                                                           biotechnology); and Director
                                                                                           - Hatteras

Carl E. Mundy, Jr.         Indefinite   President and Chief Executive Officer   78         Chairman and Trustee - Board
Age: 69                    term;        - Worldwide USO, from May 1996 to May              of Trustees, Marine Corps
Trustee (all Trusts)       Trustee      2000; Commandant - United States                   University Foundation;
                           (all         Marine Corps, from July 1991 to July               Director - Schering-Plough
                           Trusts)      1995; Member - Board of Advisors to                (pharmaceuticals and health
                           since 1999   the Comptroller General of the United              care products) and General
                                        States                                             Dynamics Corporation
                                                                                           (defense systems)

                                       2

                           TERM OF                                              NUMBER
                           OFFICE AND                                           OF FUNDS
NAME AND AGE               LENGTH OF                                            IN FUND
POSITION HELD WITH THE     TIME         PRINCIPAL OCCUPATION(s) DURING THE      COMPLEX    OTHER DIRECTORSHIPS HELD BY
TRUSTS                     SERVED       PAST FIVE YEARS                         OVERSEEN   TRUSTEE

Minor M. Shaw              Indefinite   President - Micco Corporation and       78         Board Member - Piedmont
Age: 57                    term;        Mickel Investment Group                            Natural Gas; Chairman and
Trustee (all Trusts)       Trustee                                                         Trustee - The Daniel-Mickel
                           (all                                                            Foundation of South
                           Trusts)                                                         Carolina; Vice-Chairman and
                           since 2003                                                      Trustee - Greenville-Spartanburg
                                                                                           Airport Commission;
                                                                                           Trustee - Duke Endowment,
                                                                                           The Hollingsworth Funds,
                                                                                           The Belle Baruch Foundation and
                                                                                           the South Carolina Foundation
                                                                                           for Independent Colleges;
                                                                                           Chairman - Urban League of the
                                                                                           Upstate; Board Member -
                                                                                           United Way of Greenville County
                                                                                           and United Way of South Carolina

Charles B. Walker          Indefinite   Retired; Vice Chairman and Chief        78         Director - Ethyl Corporation
Age: 66                    term;        Financial Officer - Albemarle                      (chemical manufacturing)
Trustee (all Trusts)       Trustee      Corporation (chemical manufacturing)
                           (all         through February 2003
                           Trusts)
                           since 1999

                                              NON-INDEPENDENT TRUSTEES(1)

James B. Sommers           Indefinite   Retired                                 78         Chairman Emeritus - Central
Age: 65                    term;                                                           Piedmont Community College
Trustee (all Trusts)       Trustee                                                         Foundation; Board of
                           (all                                                            Commissioners, Charlotte/
                           Trusts)                                                         Mecklenberg Hospital
                           since 1999                                                      Authority and Carolina Pad &
                                                                                           Paper Company; and Trustee -
                                                                                           Mint Museum of Art

Thomas S. Word, Jr.        Indefinite   Partner - McGuire, Woods, Battle &      78         Director - Vaughan-Bassett
Age: 66                    term;        Boothe LLP (law firm)                              Furniture Company, Inc.
Trustee (all Trusts)       Trustee                                                         (furniture) and Bassett
                           (all                                                            Mirror Company (glass
                           Trusts)                                                         furniture)
                           since 1999

                                                   PRINCIPAL OFFICERS

Christopher L. Wilson      Indefinite   President and Chief Executive Officer   n/a        n/a
Age: 47                    Term;        - the Trusts and Hatteras, since
President and Chief        President    January 2005; President - Columbia
Executive Officer (all     and Chief    Funds, Liberty Funds and Stein Roe
Trusts)                    Executive    Funds, since October 2004; Senior
                           Officer      Vice President - Columbia Management
                           (all         Advisors, Inc., Columbia Funds
                           Trusts)      Distributor, Inc. and BACAP
                           since        Distributors, since January 2005;
                           January      Managing Director - BACAP, since
                           2005         January 2005; Director - Columbia
                                        Funds Services, Inc., since January
                                        2005; President and Chief Executive
                                        Officer - CDC IXIS AM Services, Inc.
                                        (asset management), from September
                                        1998 through August 2004; and a
                                        senior officer or director of various
                                        other Bank of America-affiliated
                                        entities, including other registered
                                        and unregistered funds

                           TERM OF                                              NUMBER
                           OFFICE AND                                           OF FUNDS
NAME AND AGE               LENGTH OF                                            IN FUND
POSITION HELD WITH THE     TIME         PRINCIPAL OCCUPATION(s) DURING THE      COMPLEX    OTHER DIRECTORSHIPS HELD BY
TRUSTS                     SERVED       PAST FIVE YEARS                         OVERSEEN   TRUSTEE

J. Kevin Connaughton       Indefinite   Treasurer and Chief Financial Officer   n/a        n/a
Age: 40                    term;        - the Trusts and Hatteras, since
Treasurer and Chief        Treasurer    January 2005; Treasurer - Columbia
Financial Officer (all     and Chief    Funds, since October 2003, and the
Trusts)                    Financial    Liberty Funds, Stein Roe Funds and
                           Officer      Liberty All-Star Funds, since
                           (all         December 2000; Vice-President -
                           Trusts)      Columbia Management Advisors, Inc.,
                           since        since April 2003; President -
                           January      Columbia Funds, Liberty Funds and
                           2005         Stein Roe Funds, from February 2004
                                        to October 2004; Chief Accounting
                                        Officer and Controller - Liberty Funds
                                        and Liberty All-Star Funds, from
                                        February 1998 to October 2000; Treasurer
                                        - Galaxy Funds, since September 2002;
                                        Treasurer, from December 2002 to
                                        December 2004, and President, from
                                        February 2004 to December 2004 -
                                        Columbia Management Multi-Strategy Hedge
                                        Fund, LLC; Vice President - Colonial
                                        Management Associates, Inc., from
                                        February 1998 to October 2000; and a
                                        senior officer of various other Bank of
                                        America-affiliated entities, including
                                        other registered and unregistered funds

Mary Joan Hoene            Indefinite   Senior Vice-President and Chief         n/a        n/a
Age: 55                    term;        Compliance Officer - the Trusts and
Senior Vice President      Senior       Hatteras, since August 2004; Senior
and Chief Compliance       Vice-        Vice President and Chief Compliance
Officer (all Trusts)       President    Officer - Columbia Funds, Liberty
                           and Chief    Funds, Stein Roe Funds and Liberty
                           Compliance   All-Star Funds, since August 2004;
                           Officer      Partner - Carter, Ledyard & Milburn LLP,
                           (all Trusts) from January 2001 to August 2004;
                           since        Counsel - Carter, Ledyard & Milburn LLP,
                           August 2004  from November 1999 to December 2000;
                                        Vice President and Counsel - Equitable
                                        Life Assurance Society of the
                                        United States, from April 1998 to
                                        November 1999; and a senior officer of
                                        various other Bank of America-affiliated
                                        entities, including other registered and
                                        unregistered funds

Robert B. Carroll          Indefinite   Secretary - the Trusts since January    n/a        n/a
Age: 44                    term;        2003 and Hatteras since 1997; Chief
Secretary and Chief        Secretary    Legal Officer  - each of the above
Legal Officer (all         since        entities, since August 2003;
Trusts)                    2003,        Associate General Counsel - Bank of
                           Chief        America Corporation, since 1999;
                           Legal        Assistant General Counsel - Bank of
                           Officer      America Corporation from 1996 to
                           (all         1999.
                           Trusts)
                           since
                           August 2003

Michael Clarke             Indefinite   Assistant Treasurer and Chief           n/a        n/a
Age: 34                    term;        Accounting Officer - the Trusts and
Assistant Treasurer and    Assistant    Hatteras, since January 2005; Chief
Chief Accounting Officer   Treasurer    Accounting Officer - Columbia Funds,
(all Trusts)               and Chief    Liberty Funds and Liberty All-Star
                           Accounting   Funds, since October 2004;
                           Officer      Controller, from May 2004 to October
                           (all         2004, and Assistant Treasurer, from
                           Trusts)      June 2002 to May 2004 - Columbia
                           since        Funds, Liberty Funds and Liberty
                           January      All-Star Funds; Vice-President,
                           2005         Product Strategy & Development -
                                        Liberty Funds Group from February 2001
                                        to June 2002; Assistant Treasurer -
                                        Liberty Funds and the Liberty All-Star
                                        Funds, from August 1999 to February
                                        2001; Audit Manager - Deloitte & Touche
                                        LLP, from May 1997 to August 1999.

                           TERM OF                                              NUMBER
                           OFFICE AND                                           OF FUNDS
NAME AND AGE               LENGTH OF                                            IN FUND
POSITION HELD WITH THE     TIME         PRINCIPAL OCCUPATION(s) DURING THE      COMPLEX    OTHER DIRECTORSHIPS HELD BY
TRUSTS                     SERVED       PAST FIVE YEARS                         OVERSEEN   TRUSTEE

Jeffrey R. Coleman         Indefinite   Assistant Treasurer and Controller -    n/a        n/a
Age: 35                    term;        the Trusts and Hatteras, since
Assistant Treasurer and    Assistant    January 2005; Director, Financial
Controller (all Trusts)    Treasurer    Reporting and Fund Treasury -
                           and          Columbia Management Group, since
                           Controller   October 2004; Vice President - CDC
                           (all         IXIS AM Services, Inc., since
                           Trusts)      February 2002; Deputy Treasurer - CDC
                           since        Nvest Fund, Loomis Sayles Funds and
                           January      the AEW Real Estate Income Fund,
                           2005         since February 2002; and Assistant
                                        Treasurer - AEW Real Estate Income Fund,
                                        from August 2000 to February 2002.

----------------

(1) Basis of Interestedness. Mr. Sommers owns securities of Bank of America Corporation, the parent holding company of BACAP. Mr. Word is affiliated with a law firm which provides services to Bank of America and certain of its affiliates.

                                   Signatures
                                   ----------

      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina on the 4th day of February 2005.

                                       NATIONS MASTER INVESTMENT TRUST


                                       By:                 *
                                           -------------------------------------
                                           Christopher Wilson
                                           President and Chief Executive Officer


                                       By: /s/ Robert B. Carroll
                                           -------------------------------------
                                           Robert B. Carroll
                                           Secretary
                                           *Attorney-in-Fact